Exhibit 8.2

Spansion Inc.

915 DeGuigne Drive,

Sunnyvale, CA 94085

Attn: Board of Directors

Re:	Tax Opinion for the Merger Involving Cypress Semiconductor Corporation, Mustang Acquisition Corporation, and Spansion Inc.

Ladies and Gentlemen:

We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the merger (the “Merger”) involving Cypress Semiconductor Corporation (“Parent”), Mustang Acquisition Corporation, a wholly owned subsidiary of Parent (“Merger Sub”), and Spansion Inc. (the “Company”). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on January 22, 2015 and related Exhibits thereto, as thereafter amended at any time to and including the date hereof with the Securities and Exchange Commission with respect to the Merger (the “S-4 Registration Statement”). This opinion has been requested solely to satisfy a condition to the closing of the Merger.

The Merger is structured as a statutory merger of Merger Sub with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of Parent. The Merger will be pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Merger by and among Parent, Merger Sub, and the Company, dated as of December 1, 2014, and exhibits thereto (collectively, the “Agreement”). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

We have acted as legal counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

1. The S-4 Registration Statement;

2. The Agreement;

3. A tax representation letter of Parent and Merger Sub, signed by an authorized officer of each of Parent and Merger Sub, delivered to us by Parent and Merger Sub; and incorporated herein by reference; a copy of this letter is attached hereto as Exhibit A; and

4. A tax representation letter of the Company, signed by an authorized officer of the Company, delivered to us by Company and incorporated herein by reference; a copy of this letter is attached hereto as Exhibit B.

In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:

(1) Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

(2) All statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made available to us are true and correct and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete;

(3) Any representation or statement referred to above made “to the best of knowledge” or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Time of the Merger and thereafter where relevant;

(4) The Merger will be consummated pursuant to the Agreement (without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the laws of the State of Delaware; and

(5) At all relevant times prior to and including the effective date of the Merger, (i) no outstanding indebtedness of the Company, Parent, or Merger Sub has represented or will represent equity for tax purposes; (ii) no outstanding equity of the Company, Parent, or Merger Sub has represented or will represent indebtedness for tax purposes; and (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents a right to acquire Company capital stock (or to share in the appreciation thereof) constitutes or will constitute “stock” for purposes of Section 368(c) of the Code.

Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and limitations set forth herein, it is our opinion that:

(i)	The Merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code; and

(ii)	Subject to the limitations and qualifications set forth in the S-4 Registration Statement, the discussion contained in the S-4 Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger” is accurate in all material respects.

Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the “Service”) and existing court decisions, any of which could be changed at any time. Any such changes could be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

Our opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of the Company, Parent, or Merger Sub; (ii) any transaction in which Company Common Stock is acquired or Parent Common Stock is disposed of other than pursuant to the Merger; (iii) the potential application of the “disqualifying disposition” rules of Section 421 of the Code to dispositions of Company Common Stock; (iv) the effects of the Merger and Parent’s assumption of outstanding options to acquire Company stock on the holders of such options under any Company employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any Company stock acquired by the holder subject to Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to Section 280G of the Code; (vii) investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax exempt organizations and non-U.S. persons); or (viii) any transaction or series of transactions following the Merger the effect of which is to reincorporate the Company in a state other than Delaware.

You should be aware that an opinion of counsel represents only counsel’s best legal judgment and has no binding effect or official status of any kind. No assurance can be given that a contrary position will not be successfully asserted by the Service. No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. Further, if the facts vary from those relied upon (including if any representation, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable.

This opinion is being delivered solely for the purpose of satisfying the condition set forth in Section 2.2(a)(vii) of the Agreement, and solely for use in connection with the Merger. This opinion may not otherwise be relied upon or utilized for any other purpose or by any other person or entity without our prior written consent. However, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax treatment and U.S. federal tax structure of the Merger and all materials of any kind that are provided to you by us relating to such tax treatment and tax structure.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the S-4 Registration Statement. We also consent to the reference to our firm name wherever appearing in the S-4 Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such S-4 Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ FENWICK & WEST LLP

A LIMITED LIABILITY PARTNERSHIP INCLUDING

PROFESSIONAL CORPORATIONS

EXHIBITS:

EXHIBIT A —	A tax representation letter of Parent and Merger Sub, signed by an authorized officer of each of Parent and Merger Sub

EXHIBIT B —	A tax representation letter of the Company, signed by an authorized officer of the Company